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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          ___________________________________________________________


We consent to the reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Compensation Plan, the Amended and Restated 1989 Stock Option Plan, and the 401(k) Retirement Plan for Cost-U-Less, Inc. and to the incorporation by reference therein of our report dated March 5, 1999, with respect to the consolidated financial statements and schedules of Cost-U-Less, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended December 27, 1998, filed with the Securities and Exchange Commission.

                               ERNST & YOUNG LLP


Seattle, Washington
March 26, 1999